EXHIBIT 23(17)(V)

UNIFIED SERIES TRUST

SPECIAL MEETING OF SHAREHOLDERS

JULY 12, 2006

PROXY SOLICITED BY THE BOARD OF TRUSTEES

The undersigned, revoking previous proxies, if any, with respect to the Shares (defined below), hereby appoints Freddie Jacobs, Jr. and Heather Barnes as proxies, each with full power of substitution, to vote at the Special Meeting of Shareholders (the "Meeting") of Unified Series Trust (the "Unified Trust") with respect to three of its series, the Monteagle Fixed Income Fund, the Monteagle Value Fund and the Monteagle Large Cap Growth Fund, to be held at 431 North Pennsylvania Street, Indianapolis, Indiana 46204, on Wednesday, July 12, 2006 at 9:30 a.m., Eastern Time, and any adjournments or postponements thereof, all shares of beneficial interest of the Meeting ("Shares") on the proposal set forth on the reverse regarding: (i) the Agreement and Plan of Reorganization (the "Reorganization Agreement") between the Unified Trust, on behalf of the Monteagle Fixed Income Fund, the Monteagle Value Fund and the Monteagle Large Cap Growth Fund (the “Monteagle Funds”), and Monteagle Funds (formerly Memorial Funds) (the "Memorial Trust"), on behalf of the corresponding series of the Memorial Trust set forth on the reverse; and (ii) any other matters properly brought before the Meeting.

This proxy is solicited on behalf of Unified Trust’s Board of Trustees, and may be revoked prior to its exercise by filing with the Secretary of the Trust an instrument revoking this proxy or a duly executed proxy bearing a later date, or by appearing in person and voting at the Meeting.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED FOR THE FOREGOING PROPOSAL AND WILL BE VOTED IN THE APPOINTED PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Dated:_________________________________________

Signature(s):____________________________________

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Special Meeting of Shareholders and the Proxy Statement of the Board of Trustees. Your signature(s) on this Proxy should be exactly as your name(s) appear on this Proxy. If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒
PLEASE DO NOT USE FINE POINT PENS.

THE BOARD OF TRUSTEES OF UNIFIED TRUST RECOMMENDS A VOTE "FOR" THE PROPOSAL TO:

1.
Approve the Reorganization Agreement as it relates to Unified Trust, on behalf of the Monteagle Funds, and the Memorial Trust, on behalf of the corresponding series of Monteagle Funds (formerly Memorial Funds) ("Monteagle Trust"):

	Monteagle Fixed Income Fund (corresponding series of the Memorial Trust: New Fixed Income Fund)	☐ For	☐ Against	☐ Abstain
	Monteagle Value Fund (corresponding series of the Memorial Trust: New Value Fund)	☐ For	☐ Against	☐ Abstain
	Monteagle Large Cap Growth Fund (corresponding series of the Memorial Trust: New Large Cap Growth Fund)	☐ For	☐ Against	☐ Abstain

PLEASE DATE, SIGN AND RETURN THIS CARD USING THE ENCLOSED, POSTAGE-PAID ENVELOPE